EXHIBIT (P)(2)

                  CODE OF ETHICS AND INSIDER TRADING PROCEDURES

                         KOBREN INSIGHT MANAGEMENT, INC.
                         KOBREN INSIGHT BROKERAGE, INC.

1     GENERAL PRINCIPLES

This Code of Ethics (the "Code") establishes rules of conduct for employees of Kobren Insight Group, Inc. and its affiliated companies ("KIG"): Kobren Insight Management, Inc. ("KIM"), and Kobren Insight Brokerage, Inc. ("KIB"). KIG and all employees are obligated to conduct themselves in a manner reflecting their fiduciary obligation to their clients, comply with applicable federal security laws, always place the interests of KIG's clients first, and not take inappropriate advantage of their positions.

This Code is designed to govern the personal securities activities of all "Access Persons" (as defined below). In connection with personal securities transactions, Access Persons should ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility.

2     APPLICABILITY

An "Access Person" is defined as: any officer, director or employee of KIM; any full time employee of KIG; and any NASD registered representative associated with KIB. A "KIG employee" is defined as an employee of either KIM or KIB.

It is the responsibility of the Compliance Officer or designee to identify such Access Persons on a continuing basis, to inform them of their duty to report their personal trades and, to provide them with copies of this Code and any amendments. The Compliance Officer or designee shall obtain from each Access Person a written acknowledgement of his/her receipt of the Code and any amendments. A list of all persons who are, or who were in the past five years, Access Persons must be preserved in an easily accessible place.

3     KOBREN INSIGHT GROUP, INC.

KIM is an investment adviser registered with the SEC. Client accounts are managed with an active asset allocation approach using primarily mutual funds as the underlying investment. KIM also manages variable annuities for private clients. KIM has limited trading (discretionary) authority over client accounts. KIM does not have custody of client funds or securities and neither KIM nor KIB sell variable annuities to clients or prospective clients.

KIB is a NASD member firm broker/dealer whose primary role is the Distributor of the Kobren Insight Funds. KIB is a $5,000 net capital dealer limited to mutual fund and variable contract

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business.

In addition to the above companies, the Kobren Insight Funds ("KIF") is a family of two mutual funds. One is managed as a "fund of funds" and the other is an equity fund. KIF has its own separate Code from this document. KIF Access Persons who are employees of KIG are subject to the KIG Code.

4     LEGAL REQUIREMENTS

Investment advisers and broker/dealers must adopt a Code of Ethics that communicates KIG's policies and procedures regarding how employees and associates must conduct themselves in an ethical and professional manner. This Code also contains policies and procedures to prevent conflicts of interest between the personal securities transactions of the employees and the securities transactions of KIG's clients.

The Investment Company Act of 1940, the Investment Advisers Act of 1940, and rules adopted under these Acts prohibit Access Persons from engaging in fraudulent and manipulative practices with respect to managed investment companies and other clients. The rules also require that each registered adviser adopt and promulgate a code of ethics designed reasonably to prevent Access Persons from engaging in prohibited practices.

Thus an employee must never:

      1.    Employ any device, scheme or artifice to defraud a client; or

      2. Make any untrue statement of material fact or material omission in communications to clients or the public; or

      3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client, or

      4.    Engage in any manipulative practice with respect to the client.

Without limiting the foregoing, all employees of KIG shall keep confidential all investment decisions and purchase and sale activities of KIG on behalf of its clients, with the exception of providing pertinent information to the executing broker, custodian or client.

4.1   REPORTING VIOLATIONS.

All KIG employees are required to report violations or suspected violations of the code of ethics promptly to the Compliance Officer or designee (provided the Compliance Officer also receives reports of all violations). The requirement to report violations of the Code of Ethics also applies to reporting violations committed by the employee. In the case where the violation involves the Compliance Officer, the report must go to the President of KIG.

The following are examples of types of violations which must be reported: noncompliance with applicable laws, rules, and regulations; fraud or illegal acts involving any aspect of KIG's business; material misstatements in regulatory filings, internal books and records, clients records

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or reports;  activity that is harmful to clients,  including fund  shareholders;
and deviations from required controls and procedures that safeguard clients and the firm.

All reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. KIG will allow reports to be submitted anonymously, but does not encourage this as it may be difficult to gather additional information needed to complete the investigation. KIG and its affiliates will not retaliate against any employee reporting actual or suspected violations of the Code. Should any questions arise, employees should concult with the Compliance Officer or designee.

5     POLICY STATEMENT AGAINST INSIDER TRADING

5.1   KIG POLICY

While KIG employees may own or purchase securities it recommends to its clients, it will be considered a violation of KIG's Code of Ethics for its officers, directors or employees to buy or sell such securities (with the exception of mutual fund shares) immediately before or after the execution of client transactions in such securities if the person has knowledge of KIM trading the security for clients.

5.2   INSIDER TRADING REGULATION

It is a serious federal offense for any person to purchase or sell securities while in possession of material nonpublic information about the securities or the company that issued them. It is also unlawful to communicate inside information to others who may trade on the basis of that information.

The Insider Trading and Security Fraud Enforcement Act of 1988 (ITSFEA) was signed into law on November 18, 1988, giving federal authorities the power to prosecute any individual, employee and/or employer who uses confidential client information for his or her own benefit or who communicates confidential client information to others. ITSFEA also provides for claims by those who were disadvantaged by the insider trading.

5.3   DEFINITION OF INSIDER TRADING

The term insider trading is not defined in the federal securities law, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communicate material non-public information to others.

Insider trading consists of purchasing or selling a security while in possession of material non-public information about the issuer of the security or the market for the security. Most often, the securities that have been the subject of insider trading are common stock of a publicly traded corporation. However, trading in options on common stock or, in certain circumstances, even convertible debt securities could violate the prohibition on insider trading.

Because KIM research and securities trades involve mutual fund shares and fixed income

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securities, many of the typical insider trading scenarios do not exist. However,
KIG employees may obtain non-public information on the funds and fixed income securities we monitor. Even though the opportunity to profit from this information in a personal transaction is remote, the opportunity may exist and employees must adhere to the policies in this Code.

5.4   WHEN IS NON-PUBLIC INFORMATION MATERIAL?

Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision. Information that is usually material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, and extraordinary management developments.

If any person is unsure whether they obtained non-public material information, they should consult the Compliance Officer or designee.

5.5   WHAT IS NON-PUBLIC INFORMATION?

Information is non-public until it has been effectively communicated to the public. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

5.6   PENALTIES FOR MISUSE OF MATERIAL INSIDE INFORMATION

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

o civil injunctions, treble damages, disgorgement of profits, and jail sentences,

o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited,

o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by KIG, including dismissal of the persons involved.

6     PERSONAL TRADING POLICY

6.1   GENERAL PRINCIPLES THAT GOVERN PERSONAL TRADING ACTIVITIES

The  following  five  principals  form the  basis for the KIG  Personal  Trading
Policy.

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      1.    Access  Persons  are  prohibited  from  trading  securities  on  the
            Blackout List. Prior to placing a trade, check the Blackout List. Details on the Blackout List Policy are in Section 6.2.

      2. KIG employees must pre-clear their trades with the Compliance Officer or designee prior to placing a stock trade. Details on the Pre-Clearance Policy are in Section 6.3.

      3. Access Persons must report to the Compliance Officer or designee any trading of individual securities during the past calendar quarter including purchases, sales and/or exchanges of shares of Kobren
            Growth Fund, Delphi Value Fund and any other funds for which KIM serves as the investment adviser (the "Kobren Affiliated Funds'). We encourage employees to have duplicate statements forwarded to the Compliance Officer or designee. Also, any new brokerage account opened since the last quarter end must be disclosed on the Quarterly Transaction Report. Details on the Quarterly Transaction Report policy are in Section 6.4.

      4. Each January all KIG employees must provide an Annual Securities Holding Report listing all securities* they own either directly or through a "beneficial account" to the Compliance Officer or designee. (*Mutual funds (with the exception of Kobren Affiliated Funds), U.S. Treasuries or bank instruments like CDs are exempt from this reporting requirement.) See Section 6.5 for details.

      5. Any new Access Person must submit to the Compliance Officer or designee an Initial Securities Holding Report. Details on the Initial Securities Holding Report are in Section 6.6.

6.2   BLACKOUT LIST POLICY

No Access Person shall trade any security in which he or she has, any direct or indirect beneficial ownership (as defined in ATTACHMENT A to this Code) that appears on the Blackout List. The Blackout List identifies certain securities for which any KIF fund of funds portfolio is close to or at their maximum allowable percentage of ownership.

The foregoing shall not apply to Directors of KIG who do not work in a KIG office and are not aware of KIM trading activity.

HOW WILL YOU KNOW WHEN A SECURITY IS REMOVED FROM THE BLACKOUT LIST?

The list is updated by the Portfolio Managers and the Compliance Officer or designee. The Compliance Officer or designee will send everyone an e-mail stating the list has been updated and explain the changes. The Blackout list is also maintained on KIG computer network, on the "G" (or equivalent) shared drive under the "blackout" file. Employees are responsible for checking the list before they trade securities.

6.3   PRE-CLEARANCE POLICY FOR STOCK TRADES

All Access Persons are subject to the pre-clearance procedures. Prior to placing a trade for a stock, Access Persons must email the Compliance Officer or designee with details of their intended trade. The Compliance Officer or designee will determine if the stock is cleared for

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trading.  If the stock is  available  for  trading,  the  Compliance  Officer or designee will grant the pre-clearance notice by responding to the email request. If the stock is not available for trading, the Compliance Officer or designee will inform the person he or she must wait. Access Persons may not trade securities that are also being traded for Delphi Value Fund until two days after Delphi finishes trading the security. The pre-clearance notice is good until the close of the market the day after notice is given. Purchases or sales of Kobren Affiliated Funds are not subject to pre-clearance procedures.

All requests and responses will be documented and maintained with the quarterly personal trading records. The Managing Director or Controller of KIB will pre-clear requests in the absence of the Compliance Officer or designee.

If an Access Person gives discretionary authority to trade his/her account, these trades are not subject to the above pre-clearance policy. However, all trades in such an account are subject to the quarterly transaction reporting requirements.

6.4   QUARTERLY TRANSACTION REPORT REQUIREMENTS

All Access Persons must report their trading of individual  securities  (stocks, shares of Kobren  Affiliated  Funds,  Fixed  Incomes,  etc....)  during the past quarter in their personal or beneficial accounts BY EITHER:

      1. Authorizing the brokerage firm to send duplicate statements to the Compliance Officer or designee, or

      2. Completing the attached Quarterly Transaction Report and returning it to the Compliance Officer or designee before the 30th calendar day following the quarter end. See ATTACHMENT B for the report, or

      3. If there are no transactions to report during the past quarter, the access person should respond by sending an email to the Compliance Officer or designee stating "No transactions to report for the Quarterly Transaction Report."

The Compliance Officer or designee will review each report for compliance with the Code, and signify that the report has been reviewed by dating and initialing the reports.

Also, Access Persons must report any new accounts opened during the quarter with broker/dealers or banks in which securities are held.

This deadline must be strictly adhered, to as we must comply with SEC regulations. This policy includes trades in personal accounts, accounts owned by a family member, or any trust, partnership or other entity under your direct influence or control. These accounts are referred to as "beneficial accounts." See ATTACHMENT A for details on beneficial accounts.

6.5   ANNUAL SECURITIES HOLDINGS REPORT

In January each year each Access Person must provide a listing of any security he or she owns on the Annual Securities Holdings Report, see ATTACHMENT C. Mutual funds (with the exception of Kobren Affiliated Funds), U.S. Treasuries or bank instruments like CDs are exempt from this

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reporting  requirement.  The  Compliance  Officer or  designee  will review each report for compliance with the Code, and signify that the report has been reviewed by dating and initialing the reports. If there are no securities to report, the access person should respond by sending an email to the Compliance Officer or designee stating "No securities to report for the Annual Securities Holdings Report."

6.6   INITIAL SECURITIES HOLDINGS REPORT

Within ten (10) days after becoming an Access Person, each Access Person must provide a listing of any security he or she owns on the Initial Securities Holdings Report, see ATTACHMENT E. Mutual funds (with the exception of Kobren Affiliated Funds), U.S. Treasuries or bank instruments like CDs are exempt from this reporting requirement. Each Access Person must list on their Initial Securities Holding Report all accounts with brokers, dealers and banks in which securities are held. The Compliance Officer or designee will review each report for compliance with the Code, and signify that the report has been reviewed by dating and initialing the reports. If there are no securities to report, the access person should respond by sending an email to the Compliance Officer or designee stating "No securities to report for the Initial Securities Holdings Report."

6.7   CERTIFICATION OF COMPLIANCE

Each year all Access Persons of KIG will complete an Annual Certification report (SEE ATTACHMENT C) to the Compliance Officer or designee stating that:

      1. They understand KIG's Code and recognize they are subject to the Code;

      2. The transactions they are reporting represent all transactions required to be reported;

      3.    They have complied with all the requirements of this Code.

6.8   SHORT-TERM TRADING IS PROHIBITED

Access Persons are prohibited from trading individual securities and Kobren Affiliated Funds such that a security or shares are bought and sold (or sold short and bought) within 60 calendar days. Should an unusual circumstance exist, the Access Person should consult the Compliance Officer or designee prior to trading and upon a review of the issues with Senior Management an exception may be approved.

6.9   TRADING INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

Access Persons may acquire securities of an initial public offering ("IPO") or a limited offering (i.e., a private placement of limited partnership) for his or her personal account provided the following conditions are met:

      1. Prior to purchasing the securities, the Access Person shall preclear the trade with the Compliance Officer or designee who will disclose to the selling dealer that the buyer is a representative of Kobren Insight Brokerage, Inc. and the firm's Code of

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            Ethics permits such a purchase.

      2. Once the IPO shares have been purchased, sales of these IPO shares are subject to the 60-day Short Term Trading policy. A purchase of a limited offering is also subject to the 60-day Short Term Trading policy.

7     OUTSIDE BUSINESS ACTIVITIES

7.1   KIG POLICY

Company policy requires all employees to report promptly in writing to the Compliance Officer or designee any employment, business relationship outside the scope of their position with KIG for which any compensation is received, and all other activities such as serving on charitable organizations. If an employee earns any money in connection with any activity, other than passive investment income (e.g., dividends, interest, etc.) he/she must promptly disclose this information. See ATTACHMENT F for the disclosure form. This is to allow the Compliance Officer or designee to review activities which might violate the Code.

The Compliance Officer or designee (and Senior Management, if appropriate) will review the disclosure for potential conflicts of interest and determine whether to approve, restrict or disapprove the activity or request additional information.

DISCLOSE CURRENT PART-TIME JOBS AND ACTIVITIES IF COMPENSATED. DISCLOSE ALL ACTIVITIES IN WHICH YOU PROVIDE INVESTMENT ADVICE, WHETHER YOU ARE COMPENSATED OR NOT.

7.2   EXAMPLES

Examples of OUTSIDE BUSINESS ACTIVITIES which must be reported to Compliance include but, are not limited to:

      o Teaching, consulting for another company, coaching a team, professional practices;

      o     Any business association with an individual not associated with KIG;
            and

      o Outside affiliations such as but not limited to: charitable organizations, governmental committees, boards, fraternal organizations, and clubs.

Below are a few examples of UNAUTHORIZED OUTSIDE BUSINESS ACTIVITIES:

      o Any activity which involves the raising of capital for business ventures;

      o     Underwriting a private placement (registered or not); and

      o Acting in the capacity of a Registered Representative for any account not associated with KIG. Compensation is NOT a factor in this case.

7.3   REVIEW FOR POTENTIAL CONFLICT OF INTEREST

Due to the nature and potential liability of some activities, Senior Management and/or Compliance may determine that these activities pose potential conflicts of interest and may not

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be  appropriate  for a KIG  employee.  The  Compliance  Officer or designee will notify employees of any disapproval or restrictions regarding their outside activities.

These activities have greater potential for conflict of interest and as stated above, employees must have written approval from the Compliance Officer or designee prior to participating in the activity.

8     GIFTS

No Access Person shall receive any gift or other things of more than DE MINIMIS value from any person or entity that does business with or on behalf of KIG. For the purpose of the Code, de minimis is considered to be $100.00. Gifts should not exceed $100 in total value per third party per year. Gift certificates are acceptable provided they are only redeemable for merchandise or services rather than cash. Gifts that are of a promotional nature and of a nominal value (e.g., branded coffee mugs, T-shirts, or golf balls) may be accepted, and shall not be counted against the $100 limit, as long as the items display the third party's logo or other similar third-party branding. Under no circumstances are securities, cash or cash equivalents such as checks, travelers or gift checks allowed.

It shall be permissible to accept an occasional meal, ticket to a sporting event or the theater, or other comparable entertainment from a third party. However, these benefits must not be so frequent or so extensive as to raise any question of propriety. If a representative of the third party attends the meal or event, the value of the meal or ticket shall not count against the $100 annual limit. Any other guests should be limited to household members.

9     REVIEW BY THE KIG BOARD OF DIRECTORS

The Compliance Officer or designee shall promptly furnish to the Board of Directors of KIG all material information regarding any violation of KIG's Code of Ethics. At least annually, the Compliance Officer or designee shall report to the Board of Directors:

      1. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

      2.    Any recommended changes to the Code or procedures; and

      3. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken and which had not previously been reported to the Board of Directors.

10    REVIEW BY THE BOARD OF TRUSTEES OF KIF

SEC Rule 17j-1 under the Investment Company Act of 1940 requires:

      1. The Board of Trustees of the Kobren Insight Funds to approve KIG's Code and any material amendments thereto;

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      2.    The  Compliance  Officer  or  designee  for KIM and KIB to report in writing annually to the KIF Board any violations of this Code;

      3. KIG's Code of Ethics to be filed with the SEC as an exhibit to KIF's registration statement.

11    SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the Compliance Officer or designee or its management personnel may impose on that person appropriate remedial sanctions including, in addition to sanctions specifically delineated in other sections of this Code, censure, suspension or termination of employment.

12    CONFIDENTIALITY

All information obtained from any Access Person shall be kept in strict confidence, except the reports of securities transactions which may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

13    OTHER LAWS, RULES, AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by Insight.

14    FURTHER INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code or with regard to any securities transaction he/she should consult the Compliance Officer or designee.

KIM/KIB Code versions:  1Q96,  9/30/96,  2/97, 9/97, 1Q99,  8/99,  12/99,  3/00,
02/04, 02/05

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                                  ATTACHMENT A
                              BENEFICIAL OWNERSHIP

"BENEFICIAL OWNERSHIP", for purposes of this Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-(a)(2) under the Securities Exchange Act of 1934, as amended, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership". Although the following list is not intended to be exhaustive, pursuant to the rule, a person is generally regarded as the beneficial owner of the following securities:

(i)      securities held in the person's own name;

(ii) securities held with another in joint tenancy, community property or other joint ownership;

(iii) securities held by a bank or broker as nominee or custodian on such person's behalf of securities pledged as collateral for a loan;

(iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

(vi) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sales decisions;

(vii) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(viii) securities held by a general partnership or limited partnership in which the person is a general partner;

(ix) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

(x) securities in a portfolio giving the person certain performance related fees; and

(xi) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

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                                  ATTACHMENT B

                              KOBREN INSIGHT GROUP
                          QUARTERLY TRANSACTION REPORT

      FOR THE CALENDAR QUARTER ENDED ____________________________
                                           (MONTH/DAY/YEAR)

TO:   KIG'S COMPLIANCE OFFICER OR DESIGNEE

      1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the KIG Code of Ethics:

                                         # OF SHARES    INTEREST RATE/                    NATURE OF                    INSTITUTION
 SECURITY    CUSIP OR      DATE OF            OR           MATURITY      $ AMT OF        TRANSACTION                    EFFECTED
  TITLE       TICKER     TRANSACTION    PRINCIPAL AMT        DATE       TRANSACTION    (SALE, PURCHASE)       PRICE      THROUGH
  -----       ------     -----------    -------------        ----       -----------    ----------------       -----      -------


      2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities [whether or not transactions in such securities are reportable under the Code]:

         BROKER/DEALER/BANK                            DATE ACCOUNT ESTABLISHED
         ------------------                            ------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) excludes other transactions not required to be reported.


                                        Signature:______________________________

                                        Print Name:_____________________________

                                        Compliance Review:______________________

                                        Date: __________________________________

                                  ATTACHMENT C

                              KOBREN INSIGHT GROUP

                        ANNUAL SECURITIES HOLDINGS REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account). The reports must be returned to the Compliance Officer or designee by JANUARY 30TH each year.

Access Person (name): __________________________ Date of Report: _______________

--------------------------------------------------------------------------------
TICKER SYMBOL
OR TITLE OF
SECURITY OR      NUMBER OF SHARES/                             DIRECT/INDIRECT
   CUSIP         PRINCIPAL AMOUNT     BROKER/DEALER/BANK          OWNERSHIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Types of securities to report:

Stocks, Fixed Incomes, UITs, LPs, REITs, options, and others
Excluded securities: Mutual fund positions (except Kobren Affiliated Funds), bank instruments, i.e., CDs


                                              Signature: _______________________


                                              Print Name:_______________________


                                         Date:__________________________________

--------------------------------------------------------------------------------

ATTACHMENT D

KOBREN INSIGHT GROUP

                              ANNUAL CERTIFICATION

To the Compliance Officer or designee:

      1. I have read and understand the Code of Ethics of KIG and recognize that I am subject thereto in the capacity of an "Access Person".

      2. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.


                                              Signature: _______________________


                                              Print Name:_______________________


                                         Date:__________________________________

                                  ATTACHMENT E

                           KOBREN INSIGHT GROUP, INC.

                       INITIAL SECURITIES HOLDINGS REPORT

This report should be completed and returned to the Compliance Officer or designee within ten (10 days) after a person becomes an Access Person. All terms have the same meanings as in the Code of Ethics of KIG.

Access Person (name):___________________________ Date of Report: _______________

      1. The following are all securities in which I had a direct or indirect beneficial interest when I became an Access Person:

--------------------------------------------------------------------------------
TITLE OF SECURITY/      NUMBER OF SHARES/                        DIRECT/INDIRECT
TICKER SYMBOL/CUSIP     PRINCIPAL AMOUNT    BROKER/DEALER/BANK      OWNERSHIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Types of securities to report:

Stocks, Fixed Incomes, UITs, LPs, REITs, options, and others

Excluded securities:

Mutual funds (except Kobren Affiliated Funds), bank instruments, i.e., CDs

      2. The following are all securities accounts with brokers, dealers or banks in which I hold securities for my direct or indirect benefit whether or not transactions in such securities are reportable under the Code:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A.    I hereby acknowledge receipt of a copy of the Code of Ethics of KIG.

B. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person".

Signature:__________________________

Print Name: ________________________      Date:______________

Compliance Review: ____________________________

Date: ______________

                                  ATTACHMENT F

Please complete the following information and return this form to the Compliance Officer or designee.

Name:  ___________________________________

                    OUTSIDE BUSINESS ACTIVITIES DISCLOSURES

At a minimum, the disclosure should include:

1.    the name of the business organization,

2.    the nature of the activity, and

3.    the Registered Representative's role in the organization.

Name of Organization/Company: _________________________________

Your position: ________________________________________________

Type of activity: _____________________________________________

--------------------------------------------------------------------------------

                                  ATTACHMENT G

                                FORM U-4 UPDATES

It is each Registered Representative's responsibility to keep his/her Form U-4 updated. You may use this form to amend your current address or report other updates.

New address: __________________________________________________________________

_______________________________________________________________________________

Other U-4 updates: ____________________________________________________________

_______________________________________________________________________________


___________________________________________          __________________________
Registered Representative's signature                Date


___________________________________________          __________________________
Complaince Review:                                   Date